UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 16, 2006
(Date of earliest event reported)

SEQUIAM CORPORATION
(Exact Name of Registrant as Specified in Charter)

California	333-45678	33-0875030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sunport Lane
Orlando, Florida 32809
(Address of Principal Executive Offices)

(407) 541-0773
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྏ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ྏ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
ྏ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
ྏ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On May 12, 2006, an article appeared in the Orlando Business Journal following an interview with Nick VandenBrekel, the Chief Executive Officer of Sequiam Corporation (the “Company”). The article contains information regarding future operations and financial goals of the Company. Despite the context in which many of the quotations appear, Mr. VandenBrekel intended his comments to represent forward-looking statements related to the expectations of management, and such statements should not be construed as a guaranty of performance. A copy of the article is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01. This information is furnished and not filed.

Certain of the information contained herein represents or is based upon forward-looking statements or information. The Company and its affiliates believe that such statements and information are based upon reasonable estimates and assumptions. However, forward-looking statements and information are inherently uncertain, and certain factors may cause actual events or results to differ from those projected. Therefore, undue reliance should not be placed on such forward-looking statements and information.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

99.1	Article (“Sequiam Revenue Expected to Surge After New Deals”) published in the May 12, 2006 print edition of the Orlando Business Journal.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUIAM CORPORATION

Date: May 16, 2006	By:	/s/ Nicholas H. VandenBrekel
Name: Nicholas H. VandenBrekel
Title: Chief Executive Officer and President